UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

Enlightify Inc.

(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd Floor, Borough A, Block A.

No.181 South Taibai Road

Xi’an, Shaanxi Province

People’s Republic of China 710065

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ENFY	NYSE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2025, the Board of Directors (the “Board”) of Enlightify Inc. (the “Company”), upon the recommendation of its Nominating Committee, appointed Mr. Jian Huang, a current member of the Board and the Company’s Executive Vice President, as Co-Chief Executive Officer of the Company, effective immediately. In his new role, Mr. Huang will lead the Company’s expansion into the blockchain and cryptocurrency sectors.

Mr. Huang will continue to serve under the terms of his existing employment agreement, which will remain unchanged in connection with this new appointment. No new compensatory or severance arrangements have been entered into at this time.

Biographical information:

Mr. Huang is an experienced investor in blockchains and crypto currencies. He was the founder of ChainVC, a digital asset fund focusing on the blockchain industry, and invested in a series of blockchain companies and digital asset funds including BitFund. Mr. Huang received an EMBA degree from Guanghua School of Management of Peking University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2025	ENLIGHTIFY INC.
(Registrant)

	By:	/s/ Zhuoyu Li
Zhuoyu Li
Chairman of the Board of Directors, Chief Executive Officer, and President

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